     As filed with the Securities and Exchange Commission on May 17, 1996
                                                        Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              Safety-Kleen Corp.
            (Exact name of registrant as specified in its charter)

          WISCONSIN                                    39-6090019
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                            1000 NORTH RANDALL ROAD
                            ELGIN, ILLINOIS  60123
                                (847) 697-8460

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ROBERT W. WILLMSCHEN JR.
                  SENIOR VICE PRESIDENT FINANCE AND SECRETARY
                            1000 NORTH RANDALL ROAD
                             ELGIN, ILLINOIS  60123
                                 (847) 697-8460

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

                                HYMAN K. BIELSKY
                     SENIOR VICE PRESIDENT GENERAL COUNSEL
                            1000 NORTH RANDALL ROAD
                             ELGIN, ILLINOIS  60123
                                 (847) 697-8460

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF       AMOUNT TO BE   OFFERING PRICE        AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED        PER SHARE       OFFERING PRICE    REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------
Common Stock, $0.10 par
 value per share...........    275,862 shares     $14.375 (1)       $3,965,516 (1)         $1,367
- -----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices per share of the Company's Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on May 13, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 17, 1996
PROSPECTUS
- ----------
                                275,862 Shares
                              SAFETY-KLEEN CORP.
                                 Common Stock
                             ____________________

    The 275,862 shares (the "Shares") of Common Stock of Safety-Kleen Corp. (the "Company") offered hereby are being sold by Industrial Service Corporation, a Missouri corporation (the "Selling Stockholder"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

    The Company is obligated to deliver the Shares to the Selling Stockholder as part of the consideration payable to the Selling Stockholder in exchange for the sale by the Selling Stockholder to the Company of certain assets used in connection with the business of the Selling Stockholder pursuant to an Asset Purchase Agreement dated as of March 6, 1996 and amended as of April 26, 1996 (the "Purchase Agreement"). The Selling Stockholder has advised the Company that it does not have any beneficial interest in any of the Company's Common Stock other than the Shares covered by this Prospectus.

    The Selling Stockholder has advised the Company that the Shares may be sold by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such Exchange, in separately negotiated transactions, or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholder or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. The Selling Stockholder has agreed with the Company not to sell any Shares for a period of 180 days after the closing under the Purchase Agreement and thereafter for a period ending March 6, 1997, shall not sell more than 1,000 Shares per business day, provided that any deficiency in the Selling Stockholder's sale of Shares per day compared to such maximum shall be carried forward and provided further, that after March 6, 1997, the Selling Stockholder shall not be restricted under the Purchase Agreement in selling any Shares.

    The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the registration statement under which it is filed and all other costs in connection with the sale of the Shares except from brokerage commissions, compensation to dealers and similar expenses. The expenses so payable by the Company are estimated to aggregate approximately $15,000.

    The Common Stock is listed on the New York Stock Exchange under the symbol "SK." On May 13, 1996, the closing sale price of the Common Stock on the New York Stock Exchange was $14.375 per share.

                             ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May __, 1996.


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR + + MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES + + EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE +
+ SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE         +
+ SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares being offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and exhibits thereto. Statements contained herein concerning any such document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission, Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (1) Annual Report on Form 10-K for the fiscal year ended December 30, 1995; (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 23, 1996 and (3) the description of Common Stock contained in the Company's registration statement filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to the attention of the Secretary of the Company at the Company's principal executive offices, which are located at 1000 North Randall Road, Elgin, Illinois 60123, telephone (847) 697-8460.

     No person is authorized to give any information or make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the Shares offered by this Prospectus in any jurisdiction where, or from any person to whom, it is unlawful to make such offer or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the Shares offered pursuant to this Prospectus shall create an implication that there have been no changes in the affairs of the Company since the date of this Prospectus or that the information in this Prospectus or in the documents incorporated by reference herein is correct as of any time subsequent to the dates hereof or thereof.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:


Securities and Exchange Commission Registration Fee..  $ 1,367
NYSE Listing Fees....................................    1,500
Accounting Fees and Expenses.........................    2,500
Legal Fees and Expenses..............................    7,500
Miscellaneous Expenses...............................    2,133
                                                       -------

 Total...............................................  $15,000
                                                       =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Certain portions of the Wisconsin Business Corporation Law permit, and
Article IX of the Company's By-Laws contains provisions for, the indemnification of each director and officer of the Company and its subsidiaries, subject to certain conditions, against liabilities and expenses incurred by such director or officer in connection with litigation in which he may be involved as such director or officer including any liabilities which may arise under the Securities Act of 1933. In addition, the Company's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

ITEM 16.  EXHIBITS.

     See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois on May 17, 1996.

                                    SAFETY-KLEEN CORP.


                                    By:  /s/ Robert W. Willmschen Jr.
                                         --------------------------------------
                                          Robert W. Willmschen Jr.
                                          Senior Vice President Finance


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Johnson Jr. and Robert W. Willmschen Jr., and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on May 17, 1996, by the following persons in the capacities indicated:

          Signature                                Capacity
          ---------                                --------

   /s/ Donald W. Brinckman        Chairman of the Board
- ------------------------------
     Donald W. Brinckman


   /s/ John G. Johnson Jr.        President, Chief Executive Officer and
- ------------------------------    Director (principal executive officer)
     John G. Johnson Jr.


 /s/ Robert W. Willmschen Jr.     Senior Vice President Finance and Secretary
- ------------------------------    (principal financial officer)
   Robert W. Willmschen Jr.

    /s/ Clifford J. Schulz        Controller (chief accounting officer)
- ------------------------------
      Clifford J. Schulz

   /s/ Richard T. Farmer         Director
- ------------------------------
       Richard T. Farmer

  /s/ Russell A. Gwillim         Director
- ------------------------------
      Russell A. Gwillim

  /s/ Edgar D. Jannotta          Director
- ------------------------------
      Edgar D. Jannotta

    /s/ Karl G. Otzen            Director
- ------------------------------
        Karl G. Otzen

   /s/ Paul D. Schrage           Director
- ------------------------------
       Paul D. Schrage

   /s/ Marcia Williams           Director
- ------------------------------
       Marcia Williams

    /s/ W. Gordon Wood           Director
- ------------------------------
        W. Gordon Wood

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT
- -------                           -------
  4.1     Restated Articles of Incorporation of the Company
          (incorporated by reference to the Company's Annual
          Report on Form 10-K for the fiscal year ended December
          28, 1991)

  4.2 Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the twelve weeks ended September 9, 1995)

  4.3     Form of certificate representing shares of Common
          Stock

  5.1     Opinion of Hyman K. Bielsky, Senior Vice President and
          General Counsel of the Company

 23.1     Consent of Hyman K. Bielsky (included in Exhibit 5.1)

 23.2     Consent of Arthur Andersen LLP

 24.1     Power of Attorney (included on signature page)